UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): February 3, 2010 (February 3, 2010)
EMDEON INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-34435 (Commission File Number)	20-5799664 (IRS Employer Identification No.)

3055 Lebanon Pike, Suite 1000 Nashville, TN	37214
(Address of Principal Executive Offices)	(Zip Code)
(615) 932-3000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On February 3, 2010, Emdeon Inc. (the “Company”) issued a press release announcing that its 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”) will be held on Thursday, May 27, 2010, with a record date of April 8, 2010 for purposes of determining stockholders eligible to vote at the 2010 Annual Meeting. The Company also announced in its press release that it intends to release the Company’s financial results for the fourth quarter and year ended December 31, 2009 by press release and conduct a conference call/webcast for investors and institutional analysts following the close of market trading on the New York Stock Exchange on Tuesday, March 16, 2010. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     Because this is the Company’s first annual stockholders meeting as a public company, stockholders wishing to submit proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 to be presented at the 2010 Annual Meeting and included in the Company’s proxy statement must deliver such proposals to the Company by no later than the close of business on February 26, 2010. The Company believes that receiving stockholder proposals by this date will provide the Company a reasonable period of time to allow for the review, consideration and, if appropriate, incorporation of any such proposals before it begins to print and send its proxy materials to stockholders. Such proposals must also comply with the requirements of Rule 14a-8 or otherwise may be omitted from the proxy materials.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits. The following exhibit is being furnished herewith to this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release dated February 3, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMDEON INC.
Date: February 3, 2010	By:	/s/ Gregory T. Stevens
		Name:	Gregory T. Stevens
		Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated February 3, 2010